EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 12 to Registration Statement No. 333-162292 on Form S-1 of our report dated February 8, 2013 (March 8, 2013 as to the effects of the reverse stock split described in Note 19) relating to the financial statements and financial statement schedule of West Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

March 8, 2013